EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16325) pertaining to the 1996 Stock Option Plan of ACR Group, Inc. and the Registration Statement (Form S-3 No. 333-42701) pertaining to the registration of 2,411,667 shares of common stock of ACR Group, Inc., of our report dated May 13, 2004 (except for Notes 1, 4 and 6 as to which the date is October 11, 2004), with respect to the consolidated financial statements, as amended, and schedule of ACR Group, Inc. included in this Annual Report (Form 10-K) for the year ended February 28, 2005.

ERNST & YOUNG LLP

Houston, Texas

May 31, 2005

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ACR Group, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16325) and Form S-3 (No. 333-42701) of ACR Group, Inc of our report dated May 23, 2005, relating to the Consolidated Financial Statements which appear in this Annual Report on Form 10-K.

BDO Seidman, LLP

Houston, Texas

May 31, 2005